Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 of Health Enhancement Products, Inc., filed with the Securities and Exchange Commission on February 12, 2004, of our report dated May 10, 2005, relating to the consolidated financial statements of Health Enhancement Products, Inc. and Subsidiary as of December 31, 2004.

WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, NY

May 13, 2005